EXHIBIT 23.2
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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         We hereby consent to the incorporation by reference in this Amendment
No. 1 to Registration Statement on Form S-3 (File No. 333-43626), and in the related Prospectus, to of our report, dated April 20, 1998, which appears on page F-2 of the Annual Report on Form 10-K of SVI Holdings, Inc. and subsidiaries for the year ended March 31, 2000. We also consent to the reference to our Firm under the caption "Experts" in the aforementioned Registration Statement and in the related Prospectus.


/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
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SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
September 25, 2000